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Exhibit 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report dated January 25, 2002, included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 333-63995, and 333-62762.

/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
March 1, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS